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                                                                    EXHIBIT 21.1



                           COMMUNITY FIRST BANKSHARES, INC.

                                     SUBSIDIARIES

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                                                                           OWNERSHIP
SUBSIDIARY BANK:                             LOCATION:                     PERCENTAGE
Community First National Bank                Fergus Falls, MN              100.000%
Community First National Bank                Fargo, ND                     100.000%
Community First State Bank                   Vermillion, SD                100.000%
Community First National Bank                Decorah, IA                   100.000%
Community First National Bank                Alliance, NE                  100.000%
Community First National Bank                Spooner, WI                   100.000%
Colorado Community First National Bank       Ft. Morgan, CO                100.000%
Community First National Bank                Cheyenne, WY                  100.000%
Community First National Bank                Phoenix, AZ                   100.000%
Colorado Community First National Bank       Gunnison, CO                  100.000%


NONBANK SUBSIDIARIES:

Community First Financial, Inc.              Fargo, ND                     100.000%
Community First Service Corporation          Fargo, ND                     100.000%
Community Insurance, Inc.                    Fargo, ND                     100.000%
Community First Properties, Inc.             Fargo, ND                     100.000%
CFB Capital I                                Fargo, ND                     100.000%
CFB Capital II                               Fargo, ND                     100.000%


SUBSIDIARIES OF SUBSIDIARIES (100% OWNED):

Community First Insurance Agencies, Inc.     Fargo, ND                (Subsidiary of Community First
                                                                      State Bank [Vermillion, SD])

CFIN, Inc.                                   Las Vegas, NV            (Subsidiary of Community First
                                                                      National Bank [Spooner])

Equity Lending, Inc.                         Edina, MN                (Subsidiary of Colorado
                                                                      Community First National Bank
                                                                      [Fort Morgan, CO])



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SUBSIDIARIES OF SUBSIDIARIES:  (CONTINUED)   LOCATION:                     PERCENTAGE

Mountain Parks Financial Services, Inc.      Denver, CO               (Subsidiary of Colorado
                                                                      Community First National Bank
                                                                      [Fort Morgan, CO])


Community First Minnesota Holdings, Inc.     Georgetown, British      (Subsidiary of
                                             Cayman Islands           Community First National Bank
                                                                      [Fergus Falls, MN])

CFIRE, Inc.                                  Fargo, ND                (Subsidiary of Community
                                                                      First Minnesota Holdings,
                                                                      Inc.)

Community First Colorado Holdings, Inc.      Georgetown, British      (Subsidiary of Colorado
                                             Cayman Islands           Community First National Bank
                                                                      [Ft. Morgan, CO])

Colorado CFIRE, Inc.                         Fargo, ND                (Subsidiary of Community
                                                                      First Colorado Holdings,
                                                                      Inc.)

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